Exhibit 99.1


           FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND

                        1001 Warrenville Road, Suite 300
                              Lisle, Illinois 60532

                          NOTICE OF TERMINATION OF FUND

November 20, 2006

         To the Shareholders of First Trust/Value Line(R) & Ibbotson Equity Allocation Fund:

         Notice is hereby given that the Board of Trustees (the "Board") of First Trust/Value Line(R) & Ibbotson Equity Allocation Fund ("FVI"), a Massachusetts business trust, approved and adopted a Plan of Termination, Liquidation and Dissolution (the "Plan") which results in the termination of FVI in accordance with the laws of the Commonwealth of Massachusetts and the Declaration of Trust of FVI dated February 20, 2004 (the "Declaration").

         Shares of FVI shall cease trading on the American Stock Exchange ("AMEX") on November 30, 2006 (the "Record Date"). Holders of record of shares of FVI at the close of business on the Record Date shall be entitled to a distribution of their allocable portion of the Trust Property (as defined in the Declaration) of FVI in accordance with the Plan.


                                           By order of the Board of Trustees,


                                           /s/ W. Scott Jardine
                                           -------------------------------------
                                           W. Scott Jardine
                                           Secretary